                     CERTIFICATE OF THE SOLE STOCKHOLDER OF
                     MERRILL LYNCH PREMIER GROWTH FUND, INC.



         Fund Asset Management, L.P., the holder of shares of common stock, par value $0.10 per share, indicated below, of Merrill Lynch Premier Growth Fund, Inc., a Maryland corporation (the "Fund"), does hereby confirm to the Fund its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion thereof.

  Number of            Number of            Number of           Number of
Class A Shares      Class B Shares       Class C Shares      Class D Shares
--------------      --------------       --------------      --------------
      2,500               2,500                2,500                2,500


                                           FUND ASSET MANAGEMENT, L.P.
                                           By:  /s/ Terry K. Glenn
                                               --------------------------------
                                                Authorized Officer



Dated:  December 21, 1999